Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of PEDEVCO CORP. on Form S-1 Amendment No. 6 of the following:

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Our report dated March 22, 2013, except for Note 5 under the caption “2012 Restatements” as to which the date is April 18, 2013, and for Note 20 - “Other Subsequent Events” as to which the date is April 24, 2013, relating to the consolidated financial statements for the year ended December 31, 2012 of PEDEVCO CORP.

●	Our report dated April 16, 2012 relating to the consolidated financial statements for the years ended December 31, 2011 and 2010 of Blast Energy Services, Inc.

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Our report dated March 22, 2013, except for Note 7 as to which the date is April 24, 2013, relating to the financial statements for the year ended December 31, 2012 and for the period from October 12, 2011 (inception) through December 31, 2011 of Condor Energy Technology, LLC.

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Our report dated March 22, 2013 relating to the financial statements for the year ended December 31, 2012 and for the period from May 11, 2012 (inception) through December 31, 2012 of White Hawk Petroleum, LLC.

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Our report dated December 12, 2012, except for Note 1 as to which the date is April 24, 2013, relating to the statements of combined revenues and direct operating expenses of the oil and gas properties acquired from Excellong E&P-2, Inc. for the years ended December 31, 2011 and 2010.

We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBHs CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, TX
April 25, 2013